Exhibit No. 10 (f)
to
SJNB Financial Corp. Form 10-QSB
for the quarterly period ended June 30, 1995

AMENDMENT NO. 1

TO

SJNB FINANCIAL CORP. 1992 EMPLOYEE STOCK OPTION PLAN


This Amendment No. 1 to the SJNB Financial Corp. 1992
Employee Stock Option Plan ("Plan") is adopted by the
Board of Directors of SJNB Financial Corp. ("Corporation") with reference to the following:

RECITALS:
A. The Board of Directors of the Corporation desires to amend the Plan to increase the number of shares for which options may be granted, subject to the approval of the shareholders of the Corporation,
      THEREFORE, the Plan is hereby amended as follows:
      1. Section 2 of the Plan is amended to read in its entirety as follows:

      "2.    STOCK SUBJECT TO OPTION
"Subject to adjustment as provided in Section 6(g) hereof, options under the Plan may be granted to participants by the Corporation from time to time to purchase an aggregate
of up to two hundred, thirty-five thousand (235,000) shares. For purposes of calculating the aggregate number of shares of Common Stock which may be issued under the Plan:
      "(a)    Shares of Common Stock applicable to the
unexercised portions of options which have terminated or expired may again be made subject to options under the Plan, if at such time options may still be granted under the Plan; and
      "(b)    All the shares issued (including the shares, if
any, withheld for tax withholding requirements) shall be counted upon exercise of an option, even if shares of Common Stock are delivered to the Corporation as payment for the exercise."

2.    The amendment effected by Section 1 of the Amendment
No. 1 shall be subject to being approved by the shareholders of the Corporation.

3. Except as amended herein, the Plan shall remain in full force and effect.